Exhibit 10.1

THIS SUBSCRIPTION AGREEMENT (THIS "AGREEMENT") RELATES TO AN OFFER AND SALE OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S (AS DEFINED HEREIN) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SUBSCRIPTION AGREEMENT

This Agreement is dated as of December 18, 2023 (the “Execution Date”) by and between Xinyuan Real Estate Co., Ltd., a Cayman Islands company (the “Company”), and Central Plains Ltd. (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to the provisions of Regulation S (“Regulation S”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement (collectively, the “Offering”).

NOW, THEREFORE, in consideration of and subject to the mutual agreements, terms and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.	PURCHASE AND SALE OF COMMON SHARES, AND RELEVANT RIGHTS

1.1	Purchase and Sale of Common Shares. Subject to the terms and conditions set forth herein, the Company is offering to the Purchaser the number of common shares of the Company, par value US$0.0001 each (the “Common Shares”), set forth on the signature page herein at a price of US$0.14 per share (collectively, the “Purchase Price”). The Common Shares are sometimes collectively referred to herein as the “Shares”.

1.2	Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on December 22, 2023 or such other date the Company and the Purchaser may agree upon in writing (such date and time being called the “Closing Date”).

(a)	At the Closing, subject to Section 2 below, the Purchase Price will become payable by the Purchaser to the Company. The Purchaser shall pay the Purchase Price upon the Company’s written notice, such notice should be delivered to the Purchaser pursuant to the Section 5.8 below no less than 30 business days in advance to the payment, by wire transfer of immediately available funds to a bank account of Xinyuan Real Estate Co., Ltd. as specified by the Company. All such wire transfer remitted to the Company shall be accompanied by information identifying the Purchaser, subscription, the Purchaser’s corporate identification number and address; and

(b)	At the Closing, the Company shall deliver to the Purchaser a copy of the Company's Register of Members or an extract thereof, representing the ownership of the common shares by the Purchaser.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as of the date hereof and the Closing that:

2.1	The Company is duly incorporated in the Cayman Islands and is validly existing in good standing under the laws of the Cayman Islands. The Company and each of its direct and indirect subsidiaries that have been consolidated with the Company in its audited financial statements for the year ended December 31, 2022 or any such entity subsequently acquired (each, a “Subsidiary”) are not in violation of any of the provisions of their respective articles of incorporation, by-laws or other organizational or charter documents, each as may be amended (the “Internal Documents”). The Company and each Subsidiary are qualified to transact business as a foreign corporation and are in good standing under the laws of each jurisdiction where the location of their respective properties or the conduct of their respective business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise), properties or prospects of the Company on a consolidated basis.

2.2	Each of the Company and each Subsidiary has all power and authority to conduct its business as presently conducted and as may proposed to be conducted as described in the SEC Reports (as defined herein). The Company has all power and authority to (i) enter into and perform its obligations under this Agreement and (ii) issue, sell and deliver the Shares. The execution and delivery of this Agreement and the issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action. Once executed and delivered and countersigned by the Purchaser, this Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.3	The Shares, when issued in accordance with the terms of this Agreement against payment therefor, will be duly and validly issued, and free from all taxes or liens with respect to the issue thereof (except for restrictions under applicable state and Federal securities laws or as provided under this Agreement) and shall not be subject to preemptive rights, rights of first refusal and/or other similar rights of shareholders of the Company and/or any other person.

2.4	No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened in writing that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement by the Company or the consummation of any of the transactions contemplated hereby or thereby, and/or (ii) could reasonably be expected to have a material adverse effect on the Company’s operations.

2.5	The Company is not in (i) violation or default of any provision of its Internal Documents; and/or (ii) default or material violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable except to the extent such default or material violation would not result in a material adverse effect of the Company.

2.6	Assuming the accuracy of the Purchaser’s representations and warranties set forth in this Agreement, the Company is not required to (i) register under the Securities Act the offer and sale of the Shares to the Purchaser in the manner contemplated herein and (ii) to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The New York Stock Exchange, or the “NYSE”) or other person in connection with the execution, delivery and performance of this Agreement, except for filings required by the SEC and except that, if required by the NYSE Listing Rules, the Company will submit a Listing of Additional Shares Notification Form to NYSE in connection with the transactions contemplated hereby.

2.7	The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under any provision of any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets except to the extent any of the foregoing would not result in a material adverse effect on the Company. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transaction contemplated hereby, will result in the imposition of any security interest upon the Shares other than those imposed by the Purchaser.

2.8	Securities Compliance and Restricted Shares. All Shares are restricted securities as defined in Rule 144 promulgated under the Securities Act.

2.9	No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising (within the meaning of Regulation D).

2.10	Certain Fees. Brokers fees, finder’s fees or financial advisory fees or commissions may be payable by the Company with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement except as otherwise agreed to or incurred by the Purchaser.

2.11	As of their respective dates, all reports and registration statements (the “SEC Reports”) filed or furnished by the Company with the SEC complied as to form in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. To the knowledge of the Company, there are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the date hereof.

2.12	The Company’s issued and outstanding common shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NYSE under the symbol “XIN”. There is no suit, action, proceeding or, to the knowledge of the Company, investigation pending or, to the knowledge of the Company, threatened in writing against the Company by the NYSE or the SEC with respect to any intention by such entity to deregister the common shares or prohibit or terminate the listing of the common shares on the NYSE. The Company has taken no action that is designed to terminate the registration of the common shares under the Exchange Act.

2.13	The Company is not, and immediately after receipt of payment for the Shares, will not be, (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended or (ii) a Passive Foreign Investment Company, as defined in Section 1297(a) of the U.S. Internal Revenue Code.

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing as follows:

3.1	Organization. The Purchaser is a business company with limited liability duly formed, validly existing and in good standing under the laws of its jurisdiction with full right, or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

3.2	Authority. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser or members, or managers, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms hereof.

3.3	Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representations to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, as provided in this Section 3 including that the Shares being acquired by Purchaser hereunder are being acquired for investment purposes only for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation or interest in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations or any interest to such Person or to any third Person, with respect to any of the Shares.

3.4	Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

3.5	Ability to Bear Risk. The Purchaser understands and agrees that purchase of the Shares is a high-risk investment and the Purchaser is able to afford and bear an investment in a speculative venture having the risks and objectives of the Company, including a risk of total loss of such investment. The Purchaser must bear the substantial economic risks of the investment in the Shares indefinitely because none of the Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration(s) are available. The Purchaser represents that it is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment. The Company has no obligation to effect any such registration, secure any exemption therefrom or take any other action to facilitate any transfer of the Shares or any interest or participation therein or thereto.

3.6	Disclosure of Information. The Purchaser has been given access to full and complete information regarding the Company and has utilized such access to the Purchaser’s satisfaction for the purpose of obtaining such information regarding the Company as the Purchaser has reasonably requested. In particular, the Purchaser: (i) has received and thoroughly read and evaluated all the disclosures contained in this Agreement; and (ii) has been given a reasonable opportunity to review such documents as the Purchaser has requested and to ask questions of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Shares and the business and affairs of the Company and to obtain any additional information concerning the Company’s business to the extent reasonably available so as to understand more fully the nature of this investment and to verify the accuracy of the information supplied. The Purchaser is satisfied that it has received adequate information with respect to all matters which he/she/it considers material to its decision to make this investment.

3.7	No other documents. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than the SEC Reports or as stated in this Agreement.

3.8	Use of Purchase Price. The Purchaser understands, acknowledges and agrees that management of the Company shall have sole and absolute discretion concerning the use of the Purchase Price as well as the timing of its expenditures.

3.9	Restricted Securities. The Purchaser understands that the Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company that are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.10	No General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.11	Residence. The Purchaser is presently a bona fide resident of the country represented on the signature page hereof and has no present intention of becoming a resident of any other state, country, or jurisdiction, and the address and Social Security Number/National Insurance Number (or other applicable number) or Employer Identification Number/Corporate Tax Reference Number (or other applicable number) set forth on the signature page hereof are the Purchaser’s true and correct residential or business address and Social Security Number/National Insurance Number (or other applicable number) or Employer Identification Number/Corporate Tax Reference Number (or other applicable number).

3.12	The Purchaser has been independently advised as to the restrictions with respect to trading the Shares and with respect to the resale restrictions imposed by applicable securities laws, confirms that no representation has been made to it by or on behalf of the Company with respect thereto, acknowledges the risks relating to an investment therein and of the fact that it may not be able to resell the Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restriction period and compliance with the other requirements of applicable law, or that the Shares are registered under the Securities Act and in compliance with the other requirements of applicable laws, that the Purchaser (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Purchaser is solely responsible (and neither the Company nor any of its officers, directors or affiliates, is in any way responsible) for compliance with applicable resale restrictions and the Purchaser is aware that it may not be able to resell the Shares except in accordance with limited exemptions under applicable securities laws, or that the Shares are registered under the Securities Act, and it agrees that any certificates representing the Shares may bear a legend indicating that the resale of such securities is restricted;

3.13	The Company may complete additional financings, including project financing, in the future in order to develop the business of the Company and to fund its ongoing development; there is no assurance that such financings or project financings will be available and, if available, on reasonable terms; failure to obtain sufficient additional funds by way of debt or equity financings or through joint ventures will prevent the continued development of the business of the Company and any such future financings may have a dilutive effect on current security holders, including the Purchaser;

3.14	The Purchaser is solely responsible (and the Company is not responsible in any way) for compliance with all applicable hold periods and resale restrictions under which the Shares are subject;

3.15	The Purchaser understands that the purchase of the Shares is a highly speculative investment and that an investment in the Shares is suitable only for sophisticated investors and requires the financial ability and willingness to accept the possibility of the loss of all or substantially all of such investment as well as the risks and lack of liquidity inherent in an investment in the Company;

3.16	Confidential Information. The Purchaser agrees that the Purchaser, its affiliates, and their respective officers, directors, managers, members, employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which the Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Purchaser pursuant to this Agreement, unless such information is (i) known to the public through no fault of the Purchaser; (ii) becomes part of the public domain other than by a breach of this Agreement; (iii) becomes known by the action of a third party not in breach of a duty of confidence; or (iv) is required to be disclosed to a third party pursuant to any applicable law, government resolution, or decision of any court or tribunal of competent jurisdiction; provided, however, that the Purchaser may disclose such information (i) to its attorneys, accountants and other professionals in connection with their representation of the Purchaser in connection with the Purchaser’s investment in the Company, (ii) to any prospective permitted transferee of the Securities, or (iii) to any general partner or affiliate of the Purchaser, so long as the prospective transferee agrees to be bound by the provisions of this Section.

3.17	Regulation S Exemption. The Purchaser acknowledges and agrees that none of the Shares have been registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined herein), except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case only in accordance with applicable state and provincial securities laws. The Purchaser understands that the Shares are being offered and sold to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares. In this regard, the Purchaser represents, warrants and agrees that:

(i)	The Purchaser is not a U.S. Person and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person. A “U.S. Person” means any one of the following:

(A)	any natural person resident in the United States of America;

(B)	any partnership, corporation or other entity organized or incorporated under the laws of the United States of America;

(C)	any estate of which any executor or administrator is a U.S. Person;

(D)	any trust of which any trustee is a U.S. Person;

(E)	any agency or branch of a foreign entity located in the United States of America;

(F)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)	any partnership or corporation if:

(1)	organized or incorporated under the laws of any foreign jurisdiction; and

(2)	formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii)	At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.

(iii)	The Purchaser realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Purchaser has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchaser does not have any such intention.

(iv)	The Purchaser will not, during the period commencing on the date of issuance of the Shares and ending six months after such date (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, unless such Shares have been registered for resale pursuant to the Securities Act, or otherwise in a manner that is not in compliance with Regulation S.

(v)	The Purchaser will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(vi)	The Purchaser was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vii)	Neither the Purchaser nor or any person acting on his or its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Purchaser and any person acting on his or its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(viii)	The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ix)	Neither the Purchaser nor any person acting on his or its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The Purchaser agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(x)	The Purchaser has carefully reviewed and completed the investor questionnaire annexed hereto as Exhibit A.

3.18	No Advertisements or Direct Selling Effort. The Purchaser is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting. The Purchaser has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Purchaser may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

3.19	Economic Considerations. The Purchaser is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment. The Purchaser has relied solely on his or her own advisors.

3.20	Compliance with Laws. Any resale of the Shares during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. The Purchaser will not offer to sell or sell the Shares in any jurisdiction unless the Purchaser obtains all required consents, if any.

4.	LEGENDS, ETC.

4.1	Legends. Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

4.2	Company’s Refusal to Register Transfer of Shares. The Company shall refuse to register any transfer of the Shares not made in accordance with (i) the provisions of Regulation S, (ii) pursuant to an effective registration statement filed under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the Securities Act.

5.	MISCELLANEOUS

5.1	Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.2	Representations and Warranties. The representations and warranties of the Company and the Purchaser shall survive the Closing and delivery of the Shares.

5.3	Indemnification. The Purchaser agrees to indemnify and hold harmless the Company and each director, officer or agent thereof from and against any and all losses, damages, liabilities and expenses arising out of or in connection with any breach of, or inaccuracy in, any representation, warranty or covenant of the undersigned, whether contained in this Agreement or otherwise.

5.4	Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

5.5	Section and Other Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.6	Governing Law; Arbitration. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of Beijing International Arbitration Center for any disputes arising out of or relating to this Agreement and the transactions contemplated hereby. The number of arbitrators shall be three, each party shall appoint one arbitrator. If either party fails to select an arbitrator within the time limit specified in the arbitration rules, the arbitrator shall be appointed by the Director of the Beijing International Arbitration Center. The third arbitrator shall be the chief arbitrator and shall be mutually appointed by both parties. If an agreement on the appointment cannot be reached, the third arbitrator shall be jointly appointed by the two arbitrators who have been selected or appointed. If the two arbitrators cannot reach an agreement on the appointment, the third arbitrator shall be appointed by the Director of the Beijing International Arbitration Center. The language of arbitration (including documents) will be English. The decision of the Arbitral Tribunal shall be final and binding.

5.7	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

5.8	Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or if delivered by electronic transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day:

(a)	if to the Purchaser:

The address included on the signature page.

(b)	if to the Company:

Xinyuan Real Estate Co., Ltd.

27/F, China Central Place, Tower II

79 Jianguo Road, Chaoyang District

Beijing 100025

People’s Republic of China

Attn: Yong ZHANG

Email: yong.zhang@xyre.com; copy bo.tang@xyre.com; irteam@xyre.com

5.9	Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, permitted successors and assigns.

5.10	Entire Agreement. This Agreement (including the Exhibit hereto) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

5.11	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12	Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13	Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.

5.14	Further Assurances. Each party hereto shall from time to time at the request of the other party hereto do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Agreement. The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

5.15	Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof and thereof, nor shall any delay or omission of any party to exercise any right hereunder and thereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.16	Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchaser, as applicable, provided, however, that, subject to federal and state securities laws and as otherwise provided in this Agreement, the Purchaser may assign its rights and delegate its duties hereunder in whole or in part (i) to a third party acquiring all or substantially all of its Shares in a private transaction or (ii) to an affiliate, in each case, without the prior written consent of the Company, after notice duly given by the Purchaser to the Company provided, that no such assignment or obligation shall affect the obligations of the Purchaser hereunder and that such assignee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the Purchaser. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.17	Choice of Language. This Agreement is written in English and Chinese. If there is any inconsistency between the Chinese and English version, the English version shall prevail.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above and agree to be bound by the terms and conditions hereof.

Company:

Xinyuan Real Estate Co., Ltd.

/s/ Yong ZHANG
Name:	Yong ZHANG
Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOR THE PURCHASER FOLLOWS]

XINYUAN REAL ESTATE CO., LTD.

PURCHASER SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

The Purchaser hereby elects to purchase 11,398,784 Common Shares for a total purchase price of $1,595,830.

Date (NOTE: To be completed by the Purchaser):December 18, 2023

Central Plains Ltd.
Name of Purchaser

ILS FIDUCIARY (BVI) LIMITED Mill Mall, Suite 6, Wickhams Cay 1, P.O.Box 3085 Road Town, Tortola, British Virgin Islands
Address

/s/ Jinghong HUO
Name: Jinghong HUO
Title: Director

December 18, 2023
Date

Exhibit A

INVESTOR SUITABILITY QUESTIONNAIRE
FOR NON-U.S. INVESTORS AS DEFINED IN RULE 902 OF REGULATION S